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                                                                EXHIBIT 99.1



                            (CIVITAS BANKGROUP LOGO)

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                          Contact:   Mike Alday
                                                          Alday Communications
                                                          615.791.1535

            CIVITAS REPORTS INCREASE IN PROFITS AND CONTINUED GROWTH


FRANKLIN, Tenn. (January 25, 2005) - Civitas BankGroup (OTC: CVBG) reported a 71.1% increase in net income for 2004 over the year 2003 and continued loan and deposit growth during the fourth quarter 2004.

For the year 2004, Civitas BankGroup reported net income of $1.9 million compared to a net income of $1.1 million for 2003. This represents a 71.1% increase. On a per share basis, the 2004 net income was $.11.

Growth rates continued robust during the fourth quarter 2004, although totals were distorted by the sale of loans and assumption of deposits from an operating subsidiary, the Bank of Dyer, during the fourth quarter 2004. Total loans grew to $574 million at December 31, 2004, a 4.2% increase from 2003 year-end. The 2004 amount does not include loans at the Company's Bank of Dyer subsidiary which totaled $25 million at the end of 2003. Excluding these loans from the year end 2003 total, the Company's growth in loans would have been 9.1%. Total deposits increased to $731 million at year-end 2004, an increase of 8.9% over the comparable date in 2003. The 2004 amount does not include deposits at the Company's Bank of Dyer subsidiary which totaled $34 million at the end of 2003. Excluding these deposits from the year end 2003 total, the Company's growth in deposits would have been 14.8%. Management believes that the exclusion of the Bank of Dyer's loans and deposits allows investors to more accurately compare the Company's 2004 performance with 2003.

Most of the 2004 growth in loans and deposits came from banking offices in Williamson and Sumner counties.

For the fourth quarter of 2004, Civitas BankGroup earned $264,000, compared to $736,000 for the same period in 2003. On a per share basis, the fourth quarter 2004 net income was $.02. The company earned $253,000 or $.02 per share in the third quarter of 2004.


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Non-performing assets (non-accrual loans and foreclosed properties) at Civitas
BankGroup decreased to $17.9 million at December 31, 2004. Problem assets peaked at $26.1 million at September 30, 2002.

"Fourth quarter financial results were negatively impacted by two factors that we believe will be extremely positive over the long term, but penalized short-term earnings and growth," explained Richard E. Herrington, President of Civitas BankGroup. "In December, we completed the sale of the Bank of Dyer and the subsidiary's loan portfolio. The impact of this transaction on fourth quarter earnings was a net loss of $246 thousand and a reduction in assets, loans, and deposits. Secondly, we experienced significant loan growth at Cumberland Bank (up $26 million in the fourth quarter), resulting in an increase to our provision for possible loan and lease losses during the fourth quarter."

"The continued increase in growth rates for loans and deposits at Cumberland Bank was outstanding," said Herrington. "Our loans have increased by over $59 million since June 30, 2004. Deposit growth has been even stronger. We planted the seeds for this growth earlier in 2004 with a renewed focus on attracting new customers and the opening of new branches in downtown Franklin and Spring Hill."

"Earnings in 2004, especially for the last two quarters, have been disappointing," continued Herrington. "Most of the earnings difficulties have been isolated to West Tennessee and are the product of past problem loans. We believe sale of the Bank of Dyer, the pending sale of the Bank of Mason, and the pending spin-off of BankTennessee in Collierville will alleviate much of the drag on earnings and provide for a stronger Middle Tennessee banking franchise."

"We are beginning the third year of our four-year recovery program," added Herrington. "Our three short-term objectives continue to be the resolution of problem assets, the creation of operating economies of scale, and building new, quality banking relationships in growth-oriented markets. We have taken another giant step in our development during January 2005 when we began the process of internalizing our data processing of core banking applications. This will facilitate the creation of economies of scale and allow our bank to market higher quality banking products."

In December 2004, Civitas announced an agreement to "spin-off" BankTennessee, its Collierville subsidiary to a group of existing shareholders, led by Memphis attorney Joel Porter. The transaction is expected to close during the first quarter of 2005, pending regulatory approval.

In January 2005, Civitas announced an agreement to sell The Bank of Mason to a group of West Tennessee investors. Subject to regulatory approval, the sale should be consummated during the first quarter 2005.

Civitas BankGroup is a multi-bank holding company operating in Middle and West Tennessee. The company also owns 50% of Nashville's Insurors Bank and the Murray Bank in Murray, Kentucky.



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                                     --30--


THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO THE INABILITY TO CONSUMMATE THE PROPOSED SALE OF THE BANK OF MASON AND THE SPIN-OFF OF BANKTENNESSEE AND CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.
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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unaudited)



                                                  Three Months Ended        Twelve Months Ended
                                                      December 31,              December 31,
                                                   2004          2003        2004           2003
                                                   ----          ----        ----           ----
AVERAGE BALANCES
      Loans                                       574,487       550,811      554,835       548,071
      Investment Securities                       226,754       188,714      211,416       154,713
      Earning Assets                              839,034       773,507      791,112       724,428
      Total Assets                                902,239       827,761      848,687       780,066

      Demand Deposits                              78,476        66,450       71,124        61,935
      Interest-Bearing Deposits                   656,599       614,520      622,267       583,088
      Total Deposits                              735,075       680,970      693,390       645,023
      Shareholders' Equity                         56,866        53,937       55,942        48,910


KEY PERFORMANCE RATIOS (ANNUALIZED)
      Return on Average Assets                       0.12%         0.36%        0.22%         0.14%
      Return on Average Equity                       1.86%         5.46%        3.37%         2.25%
      Net Interest Margin                            3.16%         3.45%        3.30%         3.48%
      Efficiency Ratio                              86.46%        79.93%       85.03%        83.82%


ASSET QUALITY DATA
      Nonperforming Assets                         17,935        16,158       17,935        16,158
      Allowance for Loan Losses                     6,446         8,414        6,446         8,414
      Net Charge-Offs                                2154           482        4,435         4,227

      Nonperforming Assets to Period-
           End Loans                                 3.13%         2.93%        3.13%         2.93%
      Allowance for Loan Losses to
           Period-End Loans                          1.12%         1.53%        1.12%         1.53%
      Net Charge-Offs to Average
           Loans                                     1.50%         0.35%        0.80%         0.77%


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                                CIVITAS BANKGROUP
                (all dollars in thousands except per share data)
                                   (unaudited)


                                            Three Months Ended December 31,       Twelve Months Ended December 31,
                                           2004          2003      % Change       2004          2003      % Change
                                           ----          ----      --------       ----          ----      --------
INCOME STATEMENT
      Interest Income                     11,473        10,694       7.28%       42,918        41,276       3.98%
      Interest Expense                     4,836         4,027      20.09%       16,841        16,077       4.75%
                                      ------------------------------------  -------------------------------------
      Net Interest Income                  6,637         6,667      -0.45%       26,077        25,199       3.48%
      Provision for Loan Losses              821           514      59.73%        2,467         3,579     -31.07%
      Non-Interest Income                  1,301         1,626     -19.99%        7,315         7,408      -1.26%
      Non-Interest Expense                 6,863         6,629       3.53%       28,393        27,332       3.88%
                                      ------------------------------------  -------------------------------------
      Income Before Taxes                    254         1,150     -77.91%        2,532         1,696      49.29%
      Income Taxes                           (10)          414    -102.42%          648           595       8.91%
                                      ------------------------------------  -------------------------------------
      Net Income                             264           736     -64.13%        1,884         1,101      71.12%
                                      ====================================  =====================================

PER SHARE DATA
      Net Income - Basic                    0.02          0.04     -50.00%         0.11          0.07      57.14%
      Net Income - Diluted                  0.02          0.04     -50.00%         0.11          0.07      57.14%
      Common Book Value per Share           3.28          3.19       2.82%         3.28          3.19       2.86%


WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                           17,537,204    17,105,798       2.52%   17,457,487    16,097,403       8.45%
      Diluted                         17,684,542    17,264,861       2.43%   17,577,256    16,265,348       8.07%




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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unaudited)



                                                                December 31,    December 31,
                                                                   2004            2003         % Change
                                                                   ----            ----         --------
BALANCE SHEET SUMMARY
      Assets
           Cash and Cash Equivalents                               32,730          19,977          63.8%
           Federal Funds Sold & Interest Bearing Deposits          12,166          19,127         -36.4%
           Investment Securities                                  242,129         203,371          19.1%
           Loans                                                  573,503         550,565           4.2%
           Allowance for Loan Losses                               (6,446)         (8,414)        -23.4%
                                                              ------------------------------------------
           Net Loans                                              567,057         542,151           4.6%
           Fixed Assets                                            21,794          22,280          -2.2%
           Foreclosed Properties                                    4,446           3,793          17.2%
           Other Assets                                            23,899          22,621           5.6%
                                                              ------------------------------------------
                Total Assets                                      904,221         833,320           8.5%


      Liabilities and Stockholders Equity
           Deposits                                               731,469         671,636           8.9%
           Trust Preferred Securities                              12,000          12,000           0.0%
           Other Borrowings                                        98,493          90,438           8.9%
           Other Liabilities                                        4,523           4,505           0.4%
           Shareholders Equity                                     57,736          54,741           5.5%
                                                              ------------------------------------------
                Total Liabilities, Equity                         904,221         833,320           8.5%


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